Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Prairie Operating Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Title of Each Class of Securities to be Registered	Fee Calculation or Carry Forward Rule	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock	457(o)	—		—		—		—	—
Fees to Be Paid	Equity	Preferred Stock	457(o)	—		—		—		—	—
Fees to Be Paid	Equity	Warrants	457(o)	—		—		—		—	—
Fees to Be Paid	Other	Units	457(o)	—		—		—		—	—
Fees to Be Paid	Other	Rights	457(o)	—		—		—		—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$150,000,000	(1)	—	(2)	$150,000,000		$153.10 per $1,000,000	$22,965	(3)
Fees to Be Paid	Equity	Common Stock	457(c)	7,166,935 shares		$8.42	(4)	$60,345,592	(5)	$153.10 per $1,000,000	$9,238.91

Carry Forward Securities	—	—	—	—				—					—	—	—	—
		Total Offering Amounts		7,166,935		N/A		$210,345,592.70		$153.10 per $1,000,000	$32,203.91
		Total Fees Previously Paid
		Total Fee Offsets									$14,760	(6)
		Net Fee Due									$17,443.91

Table 2 — Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
	Rule 457(p)
Fees Offset Claims	Prairie Operating Co.	S-1	333-276998	February 9, 2024		$14,760	(6)	Equity	Common Stock, par value $0.01 per share		$100,000,000	(6)
Fees Offset Sources	Prairie Operating Co.	S-1	333-276998		February 9, 2024								$14,760

(1)	The amount to be registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, warrants, units and/or rights. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(2)	The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Proposed maximum offering price per share is $8.42, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the Nasdaq stock market on October 15, 2024.
(5)	Proposed maximum aggregate offering price is $210,345,592.70, based on the proposed maximum offering price per share set forth in footnote 4 above.
(6)	The Registrant previously paid $14,760 in registration fees with respect to the registration statement on Form S-1 initially filed on February 9, 2024 (No. 333-276998) (the “Withdrawn Registration Statement”). The Registrant filed a Form RW to withdraw the Withdrawn Registration Statement on October 4, 2024.